                                                                EXHIBIT 4(I)(36)





                                                                            WSPR
                                                                           DRAFT
                                                                         11/3/94

                     [FORM OF UNSECURED FLOATING RATE NOTE]





                 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                 THIS SECURITY MAY BE EXCHANGED FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (A) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED SECURITIES TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY) OF ALL SECURITIES OF THE SERIES DESIGNATED BELOW.]

                                 [FACE OF NOTE]



                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                           MEDIUM-TERM NOTE, SERIES B

Original Issue Date:              Interest Reset Period:

Stated Maturity Date:             Interest Reset Dates:

Issue Price (%):                  Rate Determination Dates:

Initial Interest Rate:            Index Maturity:

Base Rate:                        Spread: [+]
___Commercial Paper Rate          Spread Multiplier:
___LIBOR
___Treasury Rate                  Redeemable:  Yes__ No__
Maximum Interest Rate:            Initial Redemption Date:

Minimum Interest Rate:            Redemption Limitation Date:

Interest Payment Period:          Initial Redemption Price:

Interest Payment Dates:           Reduction Percentage:

                      -----------------------------------



No. _____                                                 Principal Amount
                                                          $_______________
                                                           CUSIP


                 CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to

                                   , or registered assigns, the principal sum of


                                        Dollars on the Stated Maturity Date
specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly, semi-annually or annually, as specified above for the Interest Payment Period, in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the

Original Issue Date specified above, and at Maturity, until the principal hereof is paid or duly provided for. Except as otherwise provided herein, the rate of interest to be so paid shall be the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date and thereafter at a rate determined, in accordance with the provisions on the reverse hereof, by reference to the Base Rate specified above plus or minus the Spread, if any, specified above or multiplied by the Spread Multiplier, if any, specified above. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which is the date 15 calendar days next preceding such Interest Payment Date (whether or not a Business Day (as hereinafter defined)). Notwithstanding the foregoing, (a) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid.
Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                 Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity [, if any,] shall be made upon presentation hereof at the office of First Trust of New York, National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall, at the option of the Company, be made by check mailed on or prior to such Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Person with a bank in the United States (so long as the Trustee has received proper wire transfer instructions in writing by the Record Date next preceding such Interest Payment Date, which instructions shall remain in full force until changed prior to a Record Date). Payment of the principal of and premium, if any, and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.





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                               [REVERSE OF NOTE]


                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                           MEDIUM TERM NOTE, SERIES B
                                  (Continued)


                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of April 1, 1992 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and First Trust of New York, National Association (as successor trustee to Morgan Guaranty Trust Company of New York), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

                 Interest payments on this Security shall be the amount of interest accrued from and including the last date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the Original Issue Date, to but excluding the next succeeding Interest Payment Date; provided, however, that if the interest rate on this Security is reset daily or weekly as specified on the face hereof for the Interest Reset Period, interest payments shall be the amount of interest accrued from and including the last date to which interest has been paid or duly provided for, or if no interest has been paid, from the Original Issue Date, to but excluding the Regular Record Date next preceding such Interest Payment Date, except that at Maturity the interest payable shall include interest accrued to but excluding the date of Maturity.

                 Accrued interest on this Security shall be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Payment Period for which accrued interest is being calculated. The interest factor (expressed as a decimal





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
calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is the Commercial Paper Rate or LIBOR, as indicated on the face hereof, or by the actual number of days in the year if the Base Rate is the Treasury Rate, as indicated on the face hereof. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on such date. Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the rate of interest hereon shall be rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest one-hundredth cent (with .005 of a cent being rounded upward).

                 Except as otherwise provided herein, commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on this Security is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as specified on the face hereof for the Interest Reset period. Unless otherwise specified on the face hereof, the Interest Reset Dates shall be, if the interest rate on this Security resets daily, each Business Day; if the interest rate on this Security (unless the Base Rate is the Treasury Rate) resets weekly, Wednesday of each week; if the Base Rate specified on the face hereof is the Treasury Rate and resets weekly, Tuesday of each week (except as provided below under "Determination of the Treasury Rate"); if the interest rate on this Security resets monthly, the third Wednesday of each month; if the interest rate on this Security resets quarterly, the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and if the interest rate on this Security resets annually, the third Wednesday of the month of each year specified on the face hereof; provided, however, that the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding Maturity. If an Interest Reset Date for this Security would otherwise be a day that is not a Business Day (as hereinafter defined), such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

                 Anything herein to the contrary notwithstanding, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by the law of the State of New York as in effect from time to time as the same may be modified by United States law of general application.

                 Unless otherwise specified on the face hereof, interest will be payable, if the interest rate on this Security resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified on the face hereof; if the interest rate on this Security resets quarterly, on the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semiannually, on the third Wednesday of the two months of each year specified on the face hereof; and if the interest rate on this Security resets annually, on the third Wednesday of the month of each year specified on the face hereof (each such day being an "Interest Payment Date").

                 If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such payment shall be made on the next preceding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

                 The Company will appoint, and enter into an agreement with, an agent (the "Calculation Agent") to calculate the interest rates on floating rate Securities (including this Security). Unless otherwise specified on the face hereof, ____________________________ shall be the Calculation Agent. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

                 Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.


DETERMINATION OF COMMERCIAL PAPER RATE.

                 If the Base Rate specified on the face hereof is the Commercial Paper Rate, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to the Commercial Paper Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, specified on the face hereof.





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
                 The Commercial Paper Rate for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date (as defined below) and shall be (a) the Money Market Yield (as defined below) as of the second Business Day prior to the related Interest Reset Date (a "Commercial Paper Rate Determination Date") of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate shall be published in H.15(519) (as hereinafter defined) under the heading "Commercial Paper", or if such rate is not so published prior to 9:00 a.m., New York City time, on the Calculation Date, the Money Market Yield as of such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations (as hereinafter defined) under the heading "Commercial Paper" or (b) if neither of such rates is published by 9:00 a.m., New York City time, on the Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent, in its discretion, for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid are not quoting offered rates as described in this sentence, the Commercial Paper Rate for such Interest Reset Period shall be deemed to be the same as the Commercial Paper Rate for the preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

                 "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                 Money Market Yield =    D x 360    x 100
                                      -------------
                                      360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified on the face hereof.

                 The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.


DETERMINATION OF LIBOR.

                 If the Base Rate specified on the face hereof is LIBOR, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to LIBOR and the Spread Multiplier, if any, specified on the face hereof. "LIBOR" for each Interest Reset Period shall be determined by the Calculation Agent for such LIBOR Note as follows:

                 (i) On the second London Banking Day (as hereinafter defined) prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent shall determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of all such offered rates as determined by the Calculation Agent.

                 (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent, in its discretion, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent, in its discretion, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, and in a principal amount equal to an amount not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as described in this sentence, "LIBOR" for such Interest Reset Period shall be deemed to be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).





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

DETERMINATION OF TREASURY RATE.

                 If the Base Rate specified on the face hereof is the Treasury Rate, this Note shall bear interest for each Interest Reset Period at an interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified on the face hereof.

                 The "Treasury Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date (as defined below) and shall be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities - Treasury bills - auction average (investment)" or, in the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 9:00 am., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as described in this sentence, then the "Treasury Rate" for such Interest Reset Period shall be deemed to be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

                 The "Treasury Rate Determination Date" for each Interest Reset Period shall be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on a day on which Treasury bills would normally be auctioned. As of the date of this Security, Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the





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
preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

                 The "Calculation Date" pertaining to any Treasury
Rate Determination Date shall be the tenth calendar day after such Treasury Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

                 If, as specified on the face hereof, this Security is redeemable, this Security is subject to redemption at any time on or after the Initial Redemption Date specified on the face hereof, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

                 Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

                 [Provisions for redemption pursuant to a sinking fund or analogous provisions or at the option of the Holder to be inserted here.]

                 Notice of redemption [(other than at the election of the Holder)] shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

                 In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of First Trust of New York, National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of First Trust of New York, National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time.

                 The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture, the Securities and the rights and obligations of the Trustee shall be governed by and construed in accordance with the laws of the State of New York.

         As used herein,

         (1) "Business Day" means any day, other than a Saturday or Sunday, which is (a) not a day on which banking institutions or trust companies in the State of New York or the city in which is located any office or agency maintained for the payment of the principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed and (b) if the Base Rate specified on the reverse hereof is LIBOR, a London Banking Day. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London Interbank market;

         (2) "H.15(519)" means the publication entitled "Statistical Release H.15(519)", Selected Interest Rates, or any successor publication, published by the Board of Governors of the Federal Reserve System; and

         (3) "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor release, published by the Federal Reserve Bank of New York.

All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                 Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:
      ---------------


                                        CENTRAL HUDSON GAS & ELECTRIC
                                          CORPORATION



                                        By
                                          --------------------------
                                          Treasurer


Countersigned:



By
  ------------------------
    Vice President





                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
      ------------------

                                        FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION, as Trustee



                                        By
                                          --------------------------
                                          Authorized Signatory

                 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto ________________________________
                    [please insert social
                    security or other identifying
                    number of assignee]

- --------------------------------------------------------------------
            [please print or typewrite name and address of assignee]


- --------------------------------------------------------------------

the within Security of CENTRAL HUDSON GAS & ELECTRIC CORPORATION and does hereby irrevocably constitute and appoint __________
____________________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated:
      -----------------



                                        ------------------------------------
                                        Notice:  The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        Security in every particular without
                                        alteration or enlargement or any
                                        change whatsoever.

                      [FORM OF UNSECURED FIXED RATE NOTE]




                 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR ITS SUCCESSOR (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                 THIS SECURITY MAY BE EXCHANGED FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL OWNERS HEREOF ONLY IF (A) THE DEPOSITARY IS AT ANY TIME UNWILLING OR UNABLE TO CONTINUE AS DEPOSITARY AND A SUCCESSOR DEPOSITARY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS, OR (B) THE COMPANY ELECTS TO ISSUE CERTIFICATED SECURITIES TO BENEFICIAL OWNERS (AS CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY).]

                                 [FACE OF NOTE]



                  CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                           MEDIUM-TERM NOTE, SERIES



Original Issue Date:                       Redeemable:  Yes__ No__

Interest Rate:                             Initial Redemption Date:

Stated Maturity Date:                      Redemption Limitation Date:

[Additional redemption                     Initial Redemption Price:
 prices, if any:]
                                           Reduction Percentage:

                      ____________________________________

No. _____
                                                                Principal Amount
                                                                $_______________
                                                                 CUSIP

                 CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture [hereinafter referred to] [referred to on the reverse hereof]), for value received, hereby promises to pay to

                                        , or registered assigns, the principal
sum of
                                        Dollars on the Stated Maturity Date
specified above, and to pay the registered owner hereof at the Interest Rate per annum specified above, semi-annually in arrears on April 1 and October 1 in each year and at the Stated Maturity Date (each an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, from the Original Issue Date specified above, or, if later, from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business (whether or not a Business Day (as hereinafter defined)) on the March 15 or September 15 (each a "Regular Record Date"), as the
case may be, next preceding such Interest Payment Date.   Notwithstanding the
foregoing, (a) if the date of this Security (unless the date of this Security is the same date as the Original Issue Date) is after a Regular Record Date and before the corresponding Interest Payment Date, this Security shall bear interest from such Interest Payment Date, and the person in whose name this Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date, notwithstanding the cancellation of this Security, upon any transfer or exchange hereof subsequent to such Regular Record Date and on or prior to such Interest Payment Date; (b) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, this Security shall bear interest from the Original Issue Date, but payment of interest shall commence on the second Interest Payment Date succeeding the Original Issue Date and shall be paid to the registered owner hereof on the Regular Record Date immediately preceding such second Interest Payment Date;
and (c) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                 Payment of the principal of and premium, if any, on this Security and interest hereon at Maturity shall be made upon presentation hereof at the office of First Trust of New York, National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest, if any, on this Security (other than interest at Maturity) shall, at the option of the Company, be made by check mailed on or prior to such Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by such Person with a bank in the United States (so long as the Trustee has received proper wire transfer instructions in writing by the Record Date next preceding such Interest Payment Date, which instructions shall remain in full force until changed prior to a Record Date). Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                               [REVERSE OF NOTE


                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                           MEDIUM TERM NOTE, SERIES
                                 (Continued)]


                 This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of April 1, 1992 (such Indenture as originally executed and delivered and as hereafter supplemented or amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and First Trust of New York, National Association (as successor trustee to Morgan Guaranty Trust Company of New York), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

                 If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day.

                 If, as specified on the face hereof, this Security is redeemable, this Security is subject to redemption on or after the Initial Redemption Date specified on the face hereof, as a whole, at any time, or in part, from time to time, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Unless otherwise specified on the face hereof, such applicable redemption applicable price shall be the Initial Redemption Price specified on the face hereof for the twelve-month period commencing on the Initial Redemption Date and shall decline for the twelve-month period commencing on each anniversary of the Initial Redemption Date by a percentage of principal amount equal to the Reduction Percentage specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed, and at all times thereafter such redemption price shall be 100% of such principal amount.

                 Notwithstanding the foregoing, the Company may not, prior to the Redemption Limitation Date, if any, specified on the face hereof, redeem this Security as contemplated above as a part of, or in anticipation of, any refunding operation (other than pursuant to any sinking fund or other mandatory redemption, or redemption at the option of the Holder) by the application, directly or indirectly, of moneys borrowed having an effective interest cost to the Company (calculated in accordance with generally accepted financial practice) less than the effective interest cost to the Company (similarly calculated) of this Security.

                 Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. As provided in the Indenture, notice of redemption at the election of the Company as aforesaid may state that such redemption shall be conditional upon the receipt by the Trustee of money sufficient to pay the principal of and premium, if any, and interest, if any, on this Security on or prior to the date fixed for such redemption; a notice of redemption so conditioned shall be of no force or effect if such money is not so received and, in such event, the Company shall not be required to redeem this Security.

                 In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of First Trust of New York, National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities of this series are issuable only as registered Securities, without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of First Trust of New York, National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time.

                 The Company shall not be required to (a) register the transfer of or exchange Securities of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities of this series called for redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 The Indenture, the Securities and the rights and obligations of the Trustee shall be governed by and construed in accordance with the laws of the State of New York.

                 As used herein, "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the State of New York or the city in which is located any office or agency maintained for the payment of principal of or premium, if any, or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                 Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                                 CENTRAL HUDSON GAS & ELECTRIC
                                                 CORPORATION



                                                 By __________________________
                                                    Chairman of the Board and
                                                     Chief Executive Officer
Attest:



By ________________________
          Secretary



                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION



                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: _______________

                                        FIRST TRUST OF NEW YORK, NATIONAL
                                          ASSOCIATION,
                                          as Trustee


                                        By:______________________________
                                                Authorized Signatory

                 FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto _____________________________________
                 [please insert social security or
                 other identifying number of
                 assignee]


_____________________________________________________________________________
          [please print or typewrite name and address of assignee]


___________________________________________________________

the within Security of CENTRAL HUDSON GAS & ELECTRIC CORPORATION and does hereby irrevocably constitute and appoint
_________________________________________________, Attorney, to transfer said
Security on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated: _________________


                                           _____________________________________
                                           Notice: The signature to this
                                           assignment must correspond with the
                                           name as written upon the face of the
                                           Security in every particular without
                                           alteration or enlargement or any
                                           change whatsoever.